LIBERTY ALL-STAR MID-CAP FUND

                        FORM OF FUND MANAGEMENT AGREEMENT

FUND MANAGEMENT AGREEMENT dated _____________, 2005, between Liberty All-Star Mid-Cap Fund, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and Banc of America Investment Advisors, Inc., a corporation organized under the laws of the State of Delaware ("Manager").

WHEREAS the Trust will operate as an investment company registered under the Investment Company Act of 1940 ("Investment Company Act") for the purpose of investing and reinvesting its assets in securities pursuant to the investment objectives, policies and restrictions set forth in its Declaration of Trust, its By-Laws and its registration statement on Form N-2 under the Investment Company Act and the Securities Act of 1933 (the "Registration Statement"), all as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of the Manager and to have the Manager provide or perform for it various administrative, management and other services; and

WHEREAS the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and desires to provide services to the Trust in consideration of and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Trust and the Manager agree as follows:

1. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the Trust's assets in the manner set forth in
Section 2(B) of this Agreement, to administer its business and administrative operations as set forth in Section 2(A) of this Agreement, and to provide the other services set forth in Section 2 of this Agreement, subject to the direction of the Board of Trustees and the officers of the Trust, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. OBLIGATION OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

A. Administrative Services.

   (1) The Manager shall provide, either directly or through an affiliate, general administrative services and oversee the operations of the Trust ("Administrative Services"). The Administrative Services shall not include custodial, transfer agency, or pricing and bookkeeping services, but shall include, without limitation, the following administrative services:

       (i) the maintenance of the Trust's offices within the Manager's offices and the maintenance of the books and records of the Trust, other than the books and records maintained by the transfer agent, the custodian or the fund accountant of the Trust or any other service provider engaged by the Trust (including the Portfolio Managers (as defined below)), and making arrangements for the meetings of the Trustees of the Trust, including the preparation of agendas and supporting materials therefor;

       (ii) the preparation of such financial information as is reasonably necessary for reports to shareholders of the Trust, reports to the Board of Trustees and the officers of the Trust, and reports of the Trust to the Securities and Exchange Commission, the Internal Revenue Service and other Federal and state regulatory agencies;


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       (iii)  the provision of such advice that may be  reasonably  necessary to account properly for the Trust's financial transactions and to maintain the Trust's accounting procedures and records so as to insure compliance with generally accepted accounting and tax practices and rules;

       (iv) the monitoring of the preparation and maintenance by the Trust's custodian or other agents of all records that may be reasonably required in connection with the audit performed by the Trust's independent auditors, the Securities and Exchange Commission, the Internal Revenue Service or other Federal or state regulatory agencies;

       (v) the preparation of communications and reports to shareholders of the Trust, making arrangements for meetings of such shareholders maintenance of other communications with shareholders which may include a website and dedicated telephone line;

       (vi) the preparation and filing of all reports and all updating and other amendments to the Trust's Registration Statements necessary to maintain the registration of the Trust under the Investment Company Act and the listing of its common stock on the New York Stock Exchange;

       (vii)  the preparation of the Trust's tax returns;

       (viii) the periodic computation, and reporting as necessary to the Trustees of the Trust, of the Trust's compliance with its investment objective, policies and restrictions and the portfolio diversification and other portfolio requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended; and

       (ix) the negotiation of agreements or other arrangements with, and general oversight and coordination of, agents and others retained by the Trust to provide custodial, transfer agency, net asset value computation, portfolio accounting, legal, tax and accounting services.

   (2) The Manager will permit individuals who are officers or employees of the Manager to serve (if duly elected or appointed) as officers, Trustees, members of any committee of the Board of Trustees, members of any advisory board, or members of any other committee of the Trust, without remuneration or other cost to the Trust; provided, however, that notwithstanding anything contained herein to the contrary, the Fund may pay compensation to, and expenses of, the Fund's chief compliance officer to the extent that the Board of Trustees expressly so authorizes, regardless of whether such officer is also an officer or employee of the Manager or an affiliate of the Manager.

   (3) The Manager will provide necessary executive and other personnel, including personnel for the performance of clerical and other office functions, exclusive of those functions: (a) related to and to be performed under the Trust's contract or contracts for administration, custodial, accounting, bookkeeping, transfer, and dividend disbursing agency or other services by any entity, including the Manager or its affiliates, selected to perform such services under such contracts; and (b) related to the services to be provided by any Portfolio Manager pursuant to an Portfolio Management Agreement.

B. Investment Management Services.

   (1) The Manager shall have overall supervisory responsibility for the general management and investment of the Trust's assets and securities portfolio subject to and in accordance with the investment objectives and policies of the Trust, and any directions which the Trust's Trustees may issue to the Manager from time to time.

   (2) The Manager shall provide overall investment programs and strategies for the Trust, shall revise such programs as necessary and shall monitor and report periodically to the Trustees concerning the implementation of the programs.

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   (3) The Trust  and the  Manager  intend to  appoint  one or more  persons  or companies ("Portfolio Managers"), each such Portfolio Manager to have full investment discretion and to make all determinations with respect to the investment and reinvestment of the portion of the Trust's assets assigned to that Portfolio Manager and the purchase and sale of portfolio securities with those assets, all within the Trust's investment objectives, policies and restrictions, and the Trust will take such steps as may be necessary to implement such appointments. The Manager shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for the portfolio of the Trust. The Manager shall advise the Trustees of the Trust which Portfolio Managers the Manager believes are best suited to invest the assets of the Trust; shall monitor and evaluate the investment performance of each Portfolio Manager employed by the Trust; shall allocate and reallocate the portion of the Trust's assets to be managed by each Portfolio Manager; shall recommend changes of or additional Portfolio Managers when deemed appropriate by the Manager shall coordinate and monitor the investment activities of the Portfolio Managers to ensure compliance with the Trust's investment policies and restrictions and applicable laws, including the Investment Company Act and the Internal Revenue Code of 1986, as amended; and shall have full investment discretion to make all determinations with respect to the investment of the Trust's assets not then managed by a Portfolio Manager.

   (4) The Manager shall render regular reports to the Trust, at regular meetings of the Trustees, of, among other things, the decisions that it has made with respect to the allocation of the Trust's assets among Portfolio Managers.

C. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

The  Manager  will  make  available  and  provide   financial,   accounting  and
statistical information concerning the Manager required by the Trust in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such other information as the Trust may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the distribution of the Trust's shares.

D. Other Obligations and Services.

   (l) The Manager shall make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

   (2) The Manager will adopt a written code of ethics complying with the requirements the Advisers Act and of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, or at any other time required by the Board of Trustees, the President or a Vice President or other officer of the Manager shall certify to the Trust that the Manager has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Manager's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Manager shall permit the Trust, its employees or its agents to examine the reports required to be made by the Manager by Rule 17j-1(c)(2)(ii). The Manager will also maintain and implement compliance procedures that are reasonably designed to ensure its compliance with Rile 206(4)-7 of the Advisers Act and to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the Act).

3. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Portfolio Managers, subject to and in accordance with any directions the Trust may issue from time to time, shall place, in the name of the Trust, orders for the execution of the Trust's portfolio transactions. When placing such orders, the obligation of each Portfolio Manager shall be as provided in the applicable Portfolio Management Agreement. The Manager will oversee the placement of orders by Portfolio Managers in accordance with their respective Portfolio Management Agreements and will render regular reports to the Trust of the total brokerage


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business placed on behalf of the Trust by the Portfolio  Managers and the manner in which such brokerage business has been allocated.

The Trust hereby agrees that any entity or person associated with the Manager that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust to the extent and as permitted by Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the 1934 Act, cause the Trust to pay a broker or dealer that provides brokerage or research services to the Manager, the Portfolio Manager and the Trust an amount of commission for effecting a Trust transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Manager's overall responsibilities to the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

4. EXPENSES OF THE TRUST. It is understood that the Trust will pay all its expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include:

A. Fees of the Manager;

B. Expenses of all audits by independent public accountants;

C. Expenses of transfer agent, pricing services, bookkeeping services, registrar, dividend disbursing agent and shareholder record keeping services (including reasonable fees and expenses payable to the Manager for such services);

D. Expenses of custodial services including fund accounting and record keeping services provided by the Custodian;

E. Expenses of obtaining quotations for calculating the value of the Trust's net assets;

F. Salaries and other compensation of any of its executive officers and employees who are not officers, directors, stockholders or employees of the Manager or any of its affiliates;

G. Taxes levied against the Trust and the expenses of preparing tax returns and reports;

H. Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

I. Organizational and offering expenses (subject to any written agreement by the Manager or an affiliate of the Manager to reimburse any portion of such expenses);

J. Costs, including the interest expense, of borrowing money;



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K. Costs and/or fees incident to Trustee and shareholder  meetings of the Trust, the preparation and mailings of proxy material, prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's legal existence, membership dues and fees of investment company industry trade associations, the listing (and maintenance of such listing) of the Trust's shares on stock exchanges, and the registration of shares with federal and state securities authorities;

L. Legal fees and expenses (including reasonable fees for legal services rendered by the Manager or its affiliates), including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

M. Costs of printing stock certificates representing shares of the Trust, if any;

N. Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates;

O. Its pro rata portion of the fidelity bond required by Section 17(g) of the Investment Company Act, or other insurance premiums; and

P. Fees payable to federal and state authorities in connection with the registration of the Trust's shares.

Q. Nonrecurring and extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made.

5. ACTIVITIES AND AFFILIATES OF THE MANAGER.

A. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Trust's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Trust more favorable or preferential treatment vis-a-vis its other clients.

B. Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust and to Section 10(a) of the Investment Company Act, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the Investment Company Act.

6. FEES FOR SERVICES: COMPENSATION OF PORTFOLIO MANAGERS. The compensation of the Manager for its services under this Agreement shall be calculated and paid by the Fund in accordance with the attached Exhibit A. The Manager will compensate the Portfolio Managers as provided in the Portfolio Management Agreement entered into with the Portfolio Managers from time to time.

7. LIABILITIES OF THE MANAGER.

A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

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8. RENEWAL AND TERMINATION.

A. This Agreement shall continue in effect until ______, 2007, and shall continue from year to year thereafter provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act), provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the Rules and Regulations thereunder.

B. This Agreement:

(a) may at any time be terminated without the payment of any penalty either by vote of the Trustees of the Trust, including a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Manager;

(b) shall immediately terminate in the event of its assignment (as that term is defined in the Investment Company Act); and

(c) may be terminated by the Manager on sixty (60) days' written notice to the Trust.

C. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.

9. NO PERSONAL LIABILITY. Reference is hereby made to the Declaration of Trust dated March 22, 2005 establishing the Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name Liberty All-Star Mid-Cap Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability hereunder or in connection with the affairs of the Trust, but only the trust estate under said Declaration of Trust is liable under this Agreement. Without limiting the generality of the foregoing, neither the Manager nor any of its officers, directors, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust, whether such liability now exists or is hereafter incurred for claims against the trust estate, but shall look for payment solely to said trust estate, or the assets of such successor of the Trust.

10. USE OF NAME. The Trust may use the name "Liberty All-Star," "All-Star," or a similar name only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser. If this Agreement is no longer in effect, the Trust (to the extent it lawfully can) will cease to use such name or any other name indicating that it is advised by or otherwise connected with the Manager. The Trust acknowledges that the Manager may grant the non-exclusive right to use the name "Liberty All-Star" or "All-Star" to any other corporation or entity, including but not limited to any investment company of which the Manager or any subsidiary or affiliate thereof or any successor to the business or any thereof shall be an investment advisor.

11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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12. GOVERNING  LAW. To the extent that state law has not been  preempted  by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered,
construed  and  enforced   according  to  the  laws  of  the   Commonwealth   of
Massachusetts.

13. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

14. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties.

15. HEADINGS. The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

16. FORCE MAJEURE. The Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

17. RECORDS. The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein, provided that the Manager may retain copies of any such records that are required by law. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                                                LIBERTY ALL-STAR MID-CAP FUND


                                                By:
                                                --------------------------------
                                                Name:
                                                Title:


                                                BANC OF AMERICA INVESTMENT
                                                ADVISORS, INC.


                                                By:
                                                --------------------------------
                                                Name:
                                                Title:


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                                    EXHIBIT A
                                   MANAGER FEE

For the Administrative Services provided to the Trust pursuant to Section 2(A) of this Agreement, the Trust will pay to the Manager, on or before the 10th day of each calendar month, a monthly fee for the previous calendar month in the amount of l/12th of the following percentage of the average of the net asset values of the Trust as of the close of the last business day of the New York Stock Exchange in each calendar week during the preceding calendar month: 0.20%.

For the investment management services provided to the Trust pursuant to Section 2(B) of this Agreement, the Trust will pay to the Manager, on or before the 10th day of each calendar month, a monthly fee for the previous calendar month in the amount of l/12th of the following percentage of the average of the net asset values of the Trust as of the close of the last business day of the New York Stock Exchange in each calendar week during the preceding calendar month: 1.00%.

The foregoing fees shall be pro-rated for any month during which this Agreement is in effect for only a portion of the month.